EX-99.23.j


                         CONSENT OF INDEPENDENT AUDITORS

     As independent public accountants, we hereby consent to the use of our report dated August 11, 2003 for the Dobson Covered Call Fund (the "Fund") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 81 to AmeriPrime Funds' Registration Statement on Form N-1A (file No. 33-96826), including the references to our firm under the heading "Financial Highlights" in the Prospectus and the heading "Accountants" in the Statement of Additional Information of the Fund.


                  /s/

McCurdy & Associates CPA's, Inc.
Westlake, Ohio

November 13, 2003